Exhibit 99.1

FOR IMMEDIATE RELEASE

Editorial Contacts:
Kellie Bourdage	Bob Richter
NAVTEQ Corporation	for NAVTEQ Corporation
Tel: 312-894-7479	Tel: 212-802-8588
e-M: kellie.bourdage@navteq.com	e-M: bob@richtermedia.com

Investor Relations Contact:
Thomas R. Fox
NAVTEQ Corporation
Tel: 312-894-7500
e-M: investorrelations@navteq.com

NAVTEQ Reports Record Second Quarter Revenue

Chicago, IL – July 26, 2006 – NAVTEQ Corporation (NYSE: NVT), a leading global provider of digital map data for vehicle navigation and location-based solutions, today reported record second quarter revenue for the quarter ended July 2, 2006.

Revenue in the quarter rose 11% over the second quarter of 2005 to $135.9 million. Operating income was $33.1 million, compared to $37.4 million in last year’s second quarter. Net income was $23.8 million, compared to $25.3 million in the prior year’s second quarter. Earnings per diluted share were $0.25, compared to $0.27 in the second quarter of 2005.

For the first six months of 2006, revenue was $258.3 million, which represented growth of 14% over the first six months of 2005. Year-to-date operating income was $53.8 million, compared to $62.3 million for the same period in 2005. First half net income was $39.9 million, compared to $42.0 million for the same period in 2005. Year-to-date diluted earnings per share were $0.42, compared to $0.45 for the first six months of 2005.

-more-

“We faced a number of challenges in the second quarter, including unfavorable car sales trends and delays in customer product launches, which prevented us from achieving the results we expected. Nevertheless, we remain as excited as ever about the many opportunities we see for the industry and our company in particular,” said Judson Green, President and Chief Executive Officer of NAVTEQ. “We continue to invest in our database to enhance our leadership position in the marketplace and we expect better performance in the second half of the year.”

Revenue from NAVTEQ’s Europe, Middle East & Africa (EMEA) operations totaled $84.7 million in the quarter, up 3% from $82.0 million in the second quarter of 2005. The average U.S. dollar/euro exchange rate in the second quarter was $1.26, which was the same as the average rate in the comparable period last year. Americas revenue was $49.9 million in the quarter, a 22% increase over the $40.8 million posted in the second quarter of 2005. Asia Pacific revenue, principally derived from the company’s Picture Map International subsidiary in South Korea acquired in July 2005, was $1.4 million.

Cash and marketable securities totaled $259.5 million at July 2, 2006. Net cash provided by operating activities for the first six months of 2006 was $52.4 million.

Earnings Call Information

The information for the company’s earnings release conference call is as follows:

When:	Wednesday, July 26, 2006 at 5:00 PM ET

Where:	http://investor.navteq.com

How:	Log on to the web at the URL above or call to listen in at 800-599-9795 (North America) or 617-786-2905 (international), passcode 98125180

Contact:	investorrelations@navteq.com

The company will provide a telephone replay of the conference call at 888-286-8010 (North America) or 617-801-6888 (international), passcode 23427467. The telephone replay will be accessible from 7:00 PM ET Wednesday, July 26, 2006 through 11:59 PM ET on Wednesday, August 2, 2006. An on-demand replay of the conference call and a presentation document summarizing our second quarter results will be available online at investor.navteq.com until August 28, 2006.

About NAVTEQ

NAVTEQ is a leading provider of comprehensive digital map information for automotive navigation systems, mobile navigation devices, Internet-based mapping applications, and government and business solutions. NAVTEQ creates the digital maps and map content that power navigation and location-based services solutions around the world. The Chicago-based company was founded in 1985 and has approximately 2,000 employees located in 133 offices in 24 countries.

NAVTEQ is a trademark in the U.S. and other countries. © 2006 NAVTEQ. All rights reserved

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These statements also include statements about the company’s future financial and operating results. The statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. NAVTEQ does not undertake any obligation to update any forward-looking statements contained in this document.

###

NAVTEQ CORPORATION

Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Quarter Ended		Six Months Ended
	June 26, 2005	July 2, 2006	June 26, 2005	July 2, 2006
	(Unaudited)

Net revenue	$122,832	135,945	$227,529	258,270

Operating costs and expenses:
Database creation and distribution costs	57,433	65,686	108,321	128,537
Selling, general, and administrative expenses	27,957	37,133	56,935	75,884

Total operating costs and expenses	85,390	102,819	165,256	204,421

Operating income	37,442	33,126	62,273	53,849

Other income	837	2,034	1,438	4,368

Income before income taxes	38,279	35,160	63,711	58,217

Income tax expense	13,015	11,396	21,662	18,775

Net income before cumulative effect of change in accounting principle	25,264	23,764	42,049	39,442

Cumulative effect of change in accounting principle, net of tax	—	—	—	506

Net income	$25,264	23,764	$42,049	39,948

Earnings per share of common stock before cumulative effect of change in accounting principle –
Basic	$0.28	$0.26	$0.47	$0.43
Diluted	$0.27	$0.25	$0.45	$0.41

Cumulative effect of change in accounting principle per share of common stock –
Basic	$—	$—	$—	$0.01
Diluted	$—	$—	$—	$0.01

Earnings per share of common stock –
Basic	$0.28	$0.26	$0.47	$0.43
Diluted	$0.27	$0.25	$0.45	$0.42

Weighted average shares of common stock outstanding –
Basic	89,773	93,023	89,199	92,680
Diluted	93,854	95,754	93,678	95,644

NAVTEQ CORPORATION

Condensed Consolidated Balance Sheets

(In thousands)

	Dec. 31,	July 2,
	2005	2006
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$85,070	49,117
Short-term marketable securities	84,299	184,367
Accounts receivable, net	82,352	85,181
Deferred income taxes	42,584	19,526
Prepaid expenses and other current assets	15,203	16,451

Total current assets	309,508	354,642

Property and equipment, net	20,828	21,655
Capitalized software development costs, net	25,761	24,041
Long-term deferred income taxes, net	169,264	179,289
Long-term marketable securities	49,429	26,065
Acquired intangible assets, net	16,815	18,117
Goodwill	11,778	15,133
Deposits and other assets	12,505	12,422

Total assets	$615,888	651,364

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$19,572	12,978
Accrued payroll and related liabilities	28,365	26,368
Fair value of foreign currency derivative	3,265	—
Other accrued expenses	28,658	27,139
Deferred revenue	38,703	32,865

Total current liabilities	118,563	99,350

Long-term deferred revenue	3,446	2,932
Other long-term liabilities	3,815	2,796

Total liabilities	125,824	105,078

Stockholders’ equity	490,064	546,286

Total liabilities and stockholders’ equity	$615,888	651,364

NAVTEQ CORPORATION

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended
	June 26, 2005	July 2, 2006
	(Unaudited)

Cash flows from operating activities:
Net income	$42,049	39,948
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,277	14,290
Deferred income taxes	18,230	13,661
Stock compensation expense	4,819	8,542
Tax benefit on non-qualified stock options	3,060	—
Cumulative effect of change in accounting principle	—	(506)
Provision for doubtful receivables	1,787	4,739
Noncash other	582	1,269
Changes in operating assets and liabilities, net of effects of acquisitions	(38,338)	(29,539)

Net cash provided by operating activities	42,466	52,404

Cash flows from investing activities:
Acquisition of property and equipment	(2,532)	(5,919)
Capitalized software development costs	(6,128)	(5,536)
Net purchases of marketable securities	(15,053)	(77,071)
Payments for acquisitions, net of cash acquired	—	(5,044)
Purchase of investments	(500)	—
Note receivable	—	(300)

Net cash used in investing activities	(24,213)	(93,870)

Cash flows from financing activities:
Issuance of common stock and other equity transactions	2,667	3,900

Net cash provided by financing activities	2,667	3,900

Effect of exchange rate changes on cash	(3,290)	1,613

Net increase (decrease) in cash and cash equivalents	17,630	(35,953)

Cash and cash equivalents at beginning of period	30,101	85,070

Cash and cash equivalents at end of period	$47,731	49,117